Exhibit 5.1

Fuling Global Inc.
Floor 4,
Willow House,
PO Box 2582,
Grand Cayman KY1-1103,
Cayman Islands

[ ] 2015

Dear Sirs

Fuling Global Inc. (the “Company”)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of the Company’s ordinary shares of par value US$0.001 each (the “Shares”).

We are furnishing this opinion letter as Exhibit [ ] to the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation of the Company dated 19 January 2015.

1.2	The memorandum and articles of association of the Company as adopted on incorporation of the Company (the “Pre-IPO M&A”).

1.3	The first amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on [ ] and effective immediately upon the completion of the Company’s initial public offering of its Shares (the “IPO M&A”).

1.4	The written resolutions of the board of directors of the Company dated [ ] 2015 (the “Directors’ Resolutions”).

1.5	The written resolutions of the shareholders of the Company dated [ ] (the “Shareholders’ Resolutions”).

1.6	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated [ ] 2015 (the “Certificate of Good Standing”).

1.7	A certificate of incumbency dated [ ] issued by the registered agent of the Company (the “Certificate”).

1.8	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$70,000 divided into 70,000,000 ordinary shares of a par value of US$0.001 each.

3.3	The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

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4	Qualifications

In this opinion letter the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with regard to warranties or representations that may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

[          ]

Campbells

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